United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2009

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employee
of incorporation or organization)		Identification No.)

2141 Rosecrans Avenue, Suite 1160

El Segundo, California 90245

(Address of principal executive offices)

(Zip code)

(310) 606-8000

(Registrant’s telephone number including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

On October 9, 2009, Manhattan Bancorp (the “Company”) was notified by the United States Department of the Treasury (the “Treasury”) of the Treasury’s acceptance of the Company’s offer to repurchase the outstanding Warrant (the “Warrant”) for 29,480 shares of the Company’s common stock at a total price of $63,363,90.  The repurchase of the Warrant occurred on October 14, 2009.

The Warrant was originally issued in conjunction with its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock).  Details concerning the repurchase of the Company’s Preferred Stock was included in a Current Report pm Form 8-K filed on September 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN BANCORP

Dated: October 19, 2009	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President &
Chief Financial Officer